Exhibit 99.1

Burger King Holdings, Inc. Reports Third Quarter Results

MIAMI – November 9, 2011 – Burger King Holdings, Inc. today reported results for the third quarter of 2011. System-wide comparable sales grew by 1.6% for the quarter, with international performance driving the positive results. In Latin America comparable sales grew by 10.5% and in Europe, Middle East, Africa and Asia Pacific (EMEA/APAC) by 3.0%. In the U.S. and Canada, comparable sales were relatively flat.

The company’s global net restaurant count increased by 59 restaurants. International operating segments accounted for over 90% of the net restaurant increase. The company also completed the refranchising of 35 company restaurants in the U.S. and Canada during the third quarter.

Adjusted EBITDA of $161.0 million was positively impacted by strong international results, improved performance in the U.S. and continued benefits from the company’s previously disclosed global restructuring and zero-based budgeting (ZBB) program. Third quarter adjusted EBITDA increased by 39% when compared to adjusted EBITDA of $116.0 million in the same quarter of 2010. The company reported adjusted net income of $56.5 million for the quarter compared to adjusted net income of $49.4 million for the same quarter in the prior year. The company reported net income of $48.1 million for the quarter compared to net income of $63.4 million for the same quarter in the prior year, primarily due to a significant increase in interest expense as a result of the company’s debt structure. In addition, the company realized benefits from the sale of its Netherlands entity which positively impacted net income in the prior year.

“We are pleased with our global comparable sales performance and continued growth in adjusted EBITDA. This quarter marks our strongest growth in adjusted EBITDA since the acquisition in October 2010,” said Daniel Schwartz, chief financial officer. “In the U.S., we remain focused on enhancing our menu, improving our restaurant image, streamlining operations and revamping our marketing communications process to appeal to a broader consumer base and drive profitable growth.”

The company reported third quarter revenues of $608.1 million compared to $600.0 million in the same quarter of 2010, with all operating segments contributing positive results. Revenue increased due to comparable sales growth of 1.6% and the opening of 189 net restaurants over the past 12 months, partially offset by the net refranchising of 49 company restaurants over the same period. Company restaurant margin decreased by 100 bps for the quarter, attributable primarily to an increase in depreciation and amortization charges, and benefits derived from a favorable adjustment to the self-insurance reserve in the prior year.

Third quarter management general and administrative (G&A) expenses decreased by 33% or $31.4 million compared to the prior year. These expense reductions are directly attributable to the benefits derived from the company’s global restructuring efforts and the implementation of the ZBB program and are consistent with the company’s expectations that overall G&A expenses will decrease on an annual run rate basis by approximately $85 million to $110 million. Total selling, general and administrative expenses for the third quarter decreased by 14% or $17.6 million compared to the same period in the prior year.

As of September 30, 2011 the company’s total net debt to adjusted EBITDA ratio was 4.2x for the trailing twelve month period, a 1.5x decrease over the total net debt to adjusted EBITDA ratio of 5.7x as of December 31, 2010. The company’s increased cash balance of $468.5 million coupled with the 22% increase in adjusted EBITDA drove the improvement.

Looking ahead, the company believes its improved operating cost structure and delivering on its four priorities for North America — marketing communications, menu, operations and image – will position it to enhance the performance of the company and its franchisees.

Internationally, the company’s growth strategy remains focused on continuing to grow comparable sales and driving aggressive net restaurant growth.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, November 9, 2011 at 4:00 p.m. EDT to review third quarter 2011 financial results. During the call, Chief Financial Officer Daniel Schwartz, Executive Vice President and President of North America Steven Wiborg, and Controller and Chief Accounting Officer Jackie Friesner will discuss the company’s results for the third quarter of 2011.

The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and will be available for replay for 30 days. All persons interested in actively participating during the Q&A portion of the earnings call will need to contact Jackie Friesner at the phone number or e-mail address listed below by 12:00 p.m. EDT on Wednesday, November 9, 2011.

About Burger King Holdings, Inc.

Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in approximately 12,400 locations serving over 11 million guests daily in 79 countries and territories worldwide. Approximately 90 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. In October 2010, Burger King Corp. was purchased by 3G Capital, a multi-billion dollar, global investment firm focused on long-term value creation, with a particular emphasis on maximizing the potential of brands and businesses. For more information on 3G Capital, please go to http://3gcapital.com/. To learn more about Burger King Corp., please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Source: Burger King Holdings, Inc.

Contacts:

BKC Communications

Denise Wilson

305-378-7277

mediainquiries@whopper.com

BKC Investor Relations

Jackie Friesner

305-378-7696

investor@whopper.com

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations and beliefs regarding our ability to enhance our menu, streamline operations and revamp our marketing communications in North America to appeal to a broader consumer base and drive profitable growth; our expectation that overall G&A expenses will decrease on an annual run rate basis by approximately $85 million to $110 million; our expectations and beliefs regarding our ability to improve our operating cost structure and deliver on our four priorities for North

America of marketing communications, menu, operations, and image to enhance the performance of the company and our franchisees; and our expectations and belief regarding our ability to continue to grow comparable sales and net restaurant growth in our international markets. The factors that could cause actual results to differ materially from our expectations are detailed in the company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to our ability to successfully implement our domestic and international growth strategy and risks related to our international operations; risks related to our ability to realize anticipated costs savings and efficiencies, including those arising from our recent staff reductions and cost reduction plans, and our ability to successfully implement our business strategy with reduced personnel; risks related to our ability and the ability of our franchisees to manage costs increases; and risks related to the effectiveness of our marketing and advertising programs.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Successor	Predecessor
	Three Months Ended
	September 30,		Increase / (Decrease)
	2011	2010	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$422.6	$429.8	$(7.2)	(2)%
Franchise revenues	156.5	141.6	14.9	11%
Property revenues	29.0	28.6	0.4	1%

Total revenues	608.1	600.0	8.1	1%
Company restaurant expenses:
Food, paper and product costs	134.9	135.8	(0.9)	(1)%
Payroll and employee benefits	122.3	128.9	(6.6)	(5)%
Occupancy and other operating costs	112.4	106.6	5.8	5%

Total company restaurant expenses	369.6	371.3	(1.7)	(0)%
Selling, general and administrative expenses	110.2	127.8	(17.6)	(14)%
Property expenses	18.4	15.5	2.9	19%
Other operating (income) expense, net	(3.6)	(5.4)	1.8	(33)%

Total operating costs and expenses	494.6	509.2	(14.6)	(3)%

Income from operations	113.5	90.8	22.7	25%

Interest expense	48.3	12.5	35.8	286%
Interest income	(0.3)	(0.2)	(0.1)	50%

Total interest expense, net	48.0	12.3	35.7	290%

Income before income taxes	65.5	78.5	(13.0)	(17)%
Income tax expense	17.4	15.1	2.3	15%

Net income	$48.1	$63.4	$(15.3)	(24)%

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Successor	Predecessor
	Nine Months Ended
	September 30,		Increase /(Decrease)
	2011	2010	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$1,234.2	$1,323.1	$(88.9)	(7)%
Franchise revenues	437.5	411.8	25.7	6%
Property revenues	84.9	85.0	(0.1)	(2)%

Total revenues	1,756.6	1,819.9	(63.3)	(3)%
Company restaurant expenses:
Food, paper and product costs	397.3	421.0	(23.7)	(6)%
Payroll and employee benefits	364.5	406.4	(41.9)	(10)%
Occupancy and other operating costs	332.7	339.1	(6.4)	(2)%

Total company restaurant expenses	1,094.5	1,166.5	(72.0)	(6)%
Selling, general and administrative expenses	319.9	366.7	(46.8)	(13)%
Property expenses	54.8	45.4	9.4	21%
Other operating (income) expense, net	7.5	(11.2)	18.7	(167)%

Total operating costs and expenses	1,476.7	1,567.4	(90.7)	(6)%

Income from operations	279.9	252.5	27.4	11%

Interest expense	146.7	36.9	109.8	298%
Interest income	(1.3)	(0.7)	(0.6)	86%

Total interest expense, net	145.4	36.2	109.2	302%
Loss on early extinguishment of debt	19.6	—	19.6	NM

Income before income taxes	114.9	216.3	(101.4)	(47)%
Income tax expense	33.5	62.9	(29.4)	(47)%

Net income	$81.4	$153.4	$(72.0)	(47)%

NM - not meaningful

As previously reported, on the merger date of October 19, 2010, the Company was acquired by an affiliate of 3G Capital in a transaction accounted for as a business combination using the acquisition method of accounting. During the quarter ended September 30, 2011, the company adjusted its preliminary estimate of the fair value of net assets acquired. All purchase price allocations have been reflected on a retrospective basis as of the merger date and remain subject to revision as the fair values are pushed down in the applicable records.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Key Business Measures

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(In constant currencies, except ARS )
Company Comparable Sales Growth:
U.S. and Canada	1.8%	(4.1)%	(2.6)%	(3.1)%
EMEA / APAC	6.2%	(0.2)%	5.4%	(2.2)%
Latin America	12.1%	(3.5)%	4.3%	(3.0)%
Total Company Comparable Sales Growth	3.2%	(3.1)%	0.7%	(2.9)%
Franchise Comparable Sales Growth:
U.S. and Canada	(0.6)%	(4.2)%	(4.0)%	(4.0)%
EMEA / APAC	2.8%	1.6%	2.1%	1.2%
Latin America	10.5%	7.5%	7.4%	3.5%
Total Franchise Comparable Sales Growth	1.4%	(1.5)%	(1.1)%	(1.9)%
Comparable Sales Growth:
U.S. and Canada	(0.3)%	(4.2)%	(3.8)%	(3.9)%
EMEA/APAC	3.0%	1.4%	2.3%	0.9%
Latin America	10.5%	6.9%	7.2%	3.2%
Total System-wide Comparable Sales Growth	1.6%	(1.7)%	(1.1)%	(2.0)%
Sales Growth:
U.S. and Canada	0.3%	(3.7)%	(3.7)%	(3.3)%
EMEA/APAC	6.9%	12.9%	8.2%	10.9%
Latin America	15.6%	20.2%	15.5%	13.3%
Total System-wide Sales Growth	3.3%	3.2%	1.5%	2.0%
Worldwide Average Restaurant Sales (ARS) (In thousands) (1)	$331	$314	$938	$917

(1)	The worldwide-average restaurant sales shown above include the favorable impact of currency exchange rates of $9,000 and $19,000 for the three and nine months ended September 30, 2011, respectively.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Restaurant Count

(Unaudited)

	Successor	Predecessor
	As of September 30,
			Increase /
	2011	2010	(Decrease)
Restaurant Count Data:
Number of Company restaurants:
U.S. and Canada	942	986	(44)
EMEA/APAC	256	265	(9)
Latin America	97	97	—

Total Company restaurants	1,295	1,348	(53)
Number of franchise restaurants:
U.S. and Canada	6,581	6,573	8
EMEA/APAC	3,440	3,245	195
Latin America	1,079	1,040	39

Total franchise restaurants	11,100	10,858	242

Total system-wide restaurants	12,395	12,206	189

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

	Successor	Predecessor
	Three Months Ended September 30,
	2011	2010
Adjusted EBITDA (In millions)	$161.0	$116.0

	Successor	Predecessor
	Nine Months Ended September 30,
	2011	2010
Adjusted EBITDA (In millions)	$432.2	$339.3

	Twelve Months Ended
	September 30, 2011	December 31, 2010
Adjusted EBITDA (In millions)	$552.6	$454.7

	As of	As of
	September 30,	December 31,
	2011	2010
	(In millions, except ratios)
Total cash	$468.5	$207.0
Total debt(1)	$2,792.2	$2,792.1
Total net debt (2)	$2,323.7	$2,585.1
Total net debt / TTM adjusted EBITDA	4.2x	5.7x

(1)	Total debt includes current and long term debt and current and long term capital leases.
(2)	Total net debt is debt minus cash and cash equivalents.

To supplement the company’s condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (GAAP) basis, the company provides certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted income tax expense, net debt, net debt to adjusted EBITDA ratio and management general and administrative expenses.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business. Adjusted EBITDA represents EBITDA as further adjusted to exclude specifically identified items that management believes do not directly reflect our core operations. Adjusted EBITDA is a tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. We also believe that EBITDA and adjusted EBITDA improve the comparability of Predecessor and Successor results of operations because the application of acquisition accounting resulted in non-comparable depreciation and amortization for Predecessor and Successor periods.

EBITDA and adjusted EBITDA are also used as part of our incentive compensation program for our executive officers and others and are factors in our tangible and intangible asset impairment tests. EBITDA and adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S., or U.S. GAAP.

We also believe EBITDA and adjusted EBITDA are useful to investors, analysts and other external users of our consolidated financial statements because they are widely used by investors to measure operating performance without regard to items such as income taxes, net interest expense, depreciation and amortization, non-cash stock compensation expense and other infrequent or unusual items, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired.

Because of their limitations, neither EBITDA nor adjusted EBITDA should be considered as a measure of discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. Moreover, our presentation of adjusted EBITDA is different than adjusted EBITDA as defined in our debt agreements.

Adjusted net income measures earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. Net debt to adjusted EBITDA ratio is used by management to evaluate and forecast the company’s business performance. Further, management believes that these non-GAAP measures provide both management and investors with a more complete understanding of operating results, capital structure and trends and an enhanced overall understanding of the company’s financial performance.

Management general and administrative expenses is used by management to evaluate the efficiency of the core operations and to assist management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that were impacted at the sale of the company to an affiliate of 3G Capital, the application of acquisition accounting and our restructuring and field optimization project initiatives. These expenses are comprised of salary and employee related costs for our non-restaurant employees, professional fees and general overhead for our corporate offices, including rent, maintenance and utilities, travel and meeting expenses, IT and technology costs and other general operating expenses.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

Reconciliations for EBITDA, adjusted EBITDA, adjusted income tax expense, adjusted net income and net debt to adjusted EBITDA ratio are as follows:

	Successor	Predecessor
	Three Months Ended September 30,
	2011	2010
	(In millions)
EBITDA and adjusted EBITDA
Net income	$48.1	$63.4
Interest expense, net	48.0	12.3
Income tax expense	17.4	15.1
Depreciation and amortization	33.5	25.6

EBITDA	147.0	116.4
Adjustments:
Share-based compensation expense(1)	0.2	5.0
Other operating (income) expense, net(2)	(3.6)	(5.4)
Transaction costs(3)	1.0	—
Global restructuring and related professional fees(4)	10.9	—
Field optimization project costs(5)	5.5	—

Total adjustments	14.0	(0.4)

Adjusted EBITDA	$161.0	$116.0

	Successor	Predecessor
	Nine Months Ended September 30,
	2011	2010
	(In millions)
EBITDA and adjusted EBITDA
Net income	$81.4	$153.4
Interest expense, net	145.4	36.2
Loss on early extinguishment of debt	19.6	—
Income tax expense	33.5	62.9
Depreciation and amortization	101.5	84.9

EBITDA	381.4	337.4
Adjustments:
Share-based compensation expense(1)	0.9	13.1
Other operating (income) expense, net(2)	7.5	(11.2)
Transaction costs(3)	2.1	—
Global restructuring and related professional fees(4)	33.1	—
Field optimization project costs(5)	7.2	—

Total adjustments	50.8	1.9

Adjusted EBITDA	$432.2	$339.3

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Twelve Months Ended
	September 30, 2011(6)	December 31, 2010(6)
	(In millions)
EBITDA and adjusted EBITDA
Net income	$(13.9)	$58.3
Interest expense, net	208.3	99.1
Loss on early extinguishment of debt	19.6	—
Income tax expense	8.3	37.6
Depreciation and amortization	140.3	118.5

EBITDA	362.6	313.5
Adjustments:
Share-based compensation expense(1)	1.6	13.8
Other operating (income) expense, net(2)	1.1	(17.5)
Transaction costs(3)	44.3	43.2
Global restructuring and related professional fees(4)	135.8	101.7
Field optimization project costs(5)	7.2	—

Total adjustments	190.0	141.2

Adjusted EBITDA	$552.6	$454.7

	Successor	Predecessor
	Three Months Ended September 30,
	2011	2010
	(In millions)
Adjusted net income
Net income	$48.1	$63.4
Income tax expense	17.4	15.1

Income before income taxes	65.5	78.5
Adjustments:
Other operating (income) expense, net(2)	(3.6)	(5.4)
Transaction costs(3)	1.0	—
Global restructuring and related professional fees(4)	10.9	—
Field optimization project costs(5)	5.5	—

Total adjustments	13.8	(5.4)
Adjusted income before income taxes	79.3	73.1

Adjusted income tax expense (7)	22.8	23.7

Adjusted net income	$56.5	$49.4

	Successor	Predecessor
	Nine Months Ended September 30,
	2011	2010
	(In millions)
Adjusted net income
Net income	$81.4	$153.4
Income tax expense	33.5	62.9

Income before income taxes	114.9	216.3
Adjustments:
Other operating (income) expense, net(2)	7.5	(11.2)
Transaction costs(3)	2.1	—
Global restructuring and related professional fees(4)	33.1	—
Field optimization project costs(5)	7.2	—
Loss on early extinguishment of debt	19.6	—

Total adjustments	69.5	(11.2)
Adjusted income before income taxes	184.4	205.1

Adjusted income tax expense (7)	60.6	69.2

Adjusted net income	$123.8	$135.9

	As of September 30,	As of December 31,
	2011	2010
	(In millions, except ratios)
Net debt to adjusted EBITDA
Long Term Debt, net of current portion	$2,664.1	$2,652.0
Capital leases, net of current portion	94.7	103.9
Current portion of long term debt and capital leases	33.4	36.2

Total Debt	2,792.2	2,792.1
Cash and cash equivalents	468.5	207.0
Net debt	2,323.7	2,585.1
TTM Adjusted EBITDA(6)	552.6	454.7

Net debt / TTM adjusted EBITDA	4.2x	5.7x

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

(1)	Share-based compensation expense relates to expense for stock option plans, restricted stock units and restricted stock awards for our employees and directors of the company. We recognize stock-based compensation cost based on the grant date estimated fair value of each award, net of estimated forfeitures, over the employee’s requisite service period, which is generally the vesting period of the equity award.
(2)	Represents income and expenses that are not directly derived from our primary business such as gains and losses on asset and business disposals, write-offs associated with company restaurant closures, impairment charges, charges recorded in connection with acquisitions of franchise operations, gains and losses on currency transactions, gains and losses on foreign currency forward contracts and other miscellaneous items.
(3)	Represents expenses incurred related to the sale of the company.
(4)	Represents severance benefits, other severance-related costs and related professional fees incurred in connection with the company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S.
(5)	Represents field optimization project costs related to redesign of the U.S. field organization. These costs include severance-related costs, compensation costs for overlap staffing, travel expenses, consulting and training costs.
(6)	As previously reported by the company, on October 19, 2010, an affiliate of 3G Capital acquired all of the outstanding equity of the company. Accounting principles generally accepted in the United States require operating results for the company prior to the October 19, 2010 acquisition to be presented as Predecessor’s results in the historical financial statements. Operating results for the company subsequent to the October 19, 2010 acquisition are presented as Successor results in our historical financial statements. References to the twelve months ended September 30, 2011, relate to the combined results of the October 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through September 30, 2011 results for the Successor. References to the twelve months ended December 31, 2010, relate to the combined results of the January 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through December 31, 2010 results for the Successor. We believe that the discussion of our combined results allow a more meaningful way to discuss our performance.
(7)	Adjusted income tax expense for the three and nine months ended September 30, 2011 and 2010 is calculated using the company’s actual tax rate for all items with the exception of the adjustments listed above to which a U.S. federal and state statutory tax rate of 39.0% and 38.8%, respectively, has been applied. Adjusted income tax expense for the three and nine months ended September 30, 2010 is adjusted for the tax benefits realized from the sale of our Netherlands legal entity.

Burger King Holdings, Inc. and Subsidiaries

Supplementary Data

(Unaudited)

Company Restaurant Margin

	Successor		Predecessor
	Three Months Ended September 30,
	2011		2010
	(In millions, except %’s)
		% of		% of
		Company		Company
		Restaurant		Restaurant
	$	Revenues	$	Revenues
Company restaurant expenses:
Food, paper and product costs	$134.9	31.9%	$135.8	31.6%
Payroll and employee benefits	122.3	28.9%	128.9	30.0%
Occupancy and other operating costs:
Depreciation and amortization	22.0	5.2%	18.5	4.3%
Other occupancy and operating costs	90.4	21.3%	88.1	20.5%

Total occupancy and other operating costs	112.4	26.5%	106.6	24.8%

Total Company restaurant expenses	369.6	87.4%	371.3	86.4%

Company restaurant margin	$53.0	12.6%	$58.5	13.6%

Company Restaurant Margin
	Successor		Predecessor
	Nine Months Ended September 30,
	2011		2010
		(In millions, except %’s)
		% of		% of
		Company		Company
		Restaurant		Restaurant
	$	Revenues	$	Revenues
Company restaurant expenses:
Food, paper and product costs	$397.3	32.2%	$421.0	31.8%
Payroll and employee benefits	364.5	29.5%	406.4	30.7%
Occupancy and other operating costs:
Depreciation and amortization	66.2	5.4%	62.9	4.8%
Other occupancy and operating costs	266.5	21.6%	276.2	20.9%

Total occupancy and other operating costs	332.7	27.0%	339.1	25.6%

Total Company restaurant expenses	1,094.5	88.7%	1,166.5	88.2%

Company restaurant margin	$139.7	11.3%	$156.6	11.8%

Burger King Holdings, Inc. and Subsidiaries

Supplementary Data

(Unaudited)

Reconciliations for total general and administrative expenses and management general and administrative expenses are as follows:

	Successor	Predecessor
	Three Months Ended September 30,
	2011	2010	% Change
	(In millions, except %’s)
Selling expenses	$18.7	$20.8	(10)%

Management general and administrative expenses	64.5	95.9	(33)%
Share-based compensation(1)	0.2	5.0	(96)%
Depreciation and amortization	9.4	6.1	54%
Transaction costs(3)	1.0	—	NM
Global restructuring and related professional fees(4)	10.9	—	NM
Field optimization project costs(5)	5.5	—	NM

Total general and administrative expenses	91.5	107.0	(14)%

Selling, general and administrative expenses	$110.2	$127.8	(14)%

NM - not meaningful
	Successor	Predecessor
	Nine Months Ended September 30,
	2011	2010	% Change
	(In millions, except %’s)
Selling expenses	$58.1	$65.0	(11)%

Management general and administrative expenses	190.2	269.5	(29)%
Share-based compensation(1)	0.9	13.1	(93)%
Depreciation and amortization	28.3	19.1	48%
Transaction costs(3)	2.1	—	NM
Global restructuring and related professional fees(4)	33.1	—	NM
Field optimization project costs(5)	7.2	—	NM

Total general and administrative expenses	261.8	301.7	(13)%

Selling, general and administrative expenses	$319.9	$366.7	(13)%

NM - not meaningful